EXHIBIT A
                                    to
                      Shareholder Services Agreement
                           Amended May 1, 2005

Fund/Share Class                                         Annual Percentage Rate

Vanguard Institutional Index Fund
o        Institutional Shares - for Basic Services & Special Services  0.03%
o        Institutional Plus Shares - for Basic Services, only          0.005%

Vanguard Institutional Total Bond Market Index Fund
o        Institutional Shares - for Basic Services & Special Services  0.03%

Vanguard Institutional Total Stock Market Index Fund
o        Institutional Shares - for Basic Services & Special Services  0.025%
o        Institutional Plus Shares - for Basic Services, only          0.005%





ACKNOWLEDGED AND AGREED AS OF MAY 1, 2005:

ATTEST:                                 VANGUARD INSTITUTIONAL INDEX FUNDS


By_________________                 By_/s/___R. Gregory Barton_________________
                                                     Secretary




ATTEST:                                       THE VANGUARD GROUP, INC.

By_________________                 By__/s/____John J Brennan___________________
                                         Chairman and Chief Executive Officer